UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 8, 2013

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333
(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On October 8, 2013, the STRATTEC SECURITY CORPORATION (the "Company") Board of Directors approved certain amendments to the Company's Amended and Restated Supplemental Executive Retirement Plan (the "Plan") which amendments will be effective as of December 31, 2013.  The Plan provides certain benefits to the Company's executive officers under a defined benefit formula which was designed to provide benefits in addition to the STRATTEC SECURITY CORPORATION Retirement Plan (the "Pension Plan").  The Company froze the Pension Plan effective as of December 31, 2009 and the Plan provided benefits to participants as if the Pension Plan had not been frozen.  Because the Pension Plan was frozen and because new employees do not participate in the Pension Plan, the calculation of Plan benefits had become increasingly more difficult to administer.  Accordingly, the Company's Board of Directors adopted amendments to the Plan on October 8, 2013 to simplify the Plan by converting the Plan into a defined contribution plan effective as of December 31, 2013. The amendments to the Plan generally provide for the following:

●	Each participant's accrued benefit on December 31, 2013 will be determined as a lump-sum benefit that will be credited to an account established for the participant (the "Conversion Account").

●	The Company will credit 8% of a participant's base salary and cash bonus each December 31, beginning with December 31, 2014 (the "Company Defined Contribution Account").

●	As amended, the Plan would provide a supplemental retirement benefit to each participant consisting of the Conversion Account, the Company Defined Contribution Account and credited interest on each account.

●	The credited interest rate equals 120% of the long-term Applicable Federal Rate ("AFR") determined each January 1, credited to the balance of each account.

●	For the Company Defined Contribution Account, the Company will first credit interest as of January 1, 2016. The interest amount shall be equal to the Participant's Company Defined Contribution Account balance as of December 31, 2014 multiplied by 120% of the long-term AFR for January 2015. The same method to credit interest shall be used for each subsequent December 31.

●	For the Conversion Account, the Company will first credit interest as of January 1, 2015. The interest amount shall be equal to the participant's Conversion Account balance as of December 31, 2013 multiplied by 120% of the long-term AFR for January 2014. The same method to credit interest shall be used for each subsequent December 31.

●	If a participant has a separation from service during the Plan year, the Company will credit interest to the participant account(s) on a pro-rata basis.

●	All current participants are deemed to be vested and individuals who begin participating in the Plan on or after January 1, 2014 shall be subject to a five-year vesting schedule.

●	A lump-sum benefit shall be the only distribution option available under the Plan.

●	A participant may choose, by making an election before the date the participant or employee becomes eligible for the Company Defined Contribution Account, whether the Company Defined Contribution Account will be paid six months after the participant's separation from service or whether half will be paid six months after the participant's separation from service and the remaining half paid 18 months after the participant's separation from service.

●	The Company shall pay current participants a bonus on December 31, 2013 equivalent to the amount to reimburse them for the amount, if any, of any FICA tax liability due to the conversion of their benefit to a lump-sum benefit under the Conversion Account.

A copy of the Amended and Restated Supplemental Executive Retirement Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On October 9, 2013, STRATTEC SECURITY  CORPORATION issued a press release (the "Press Release") announcing the declaration of a quarterly dividend.  A copy of the Press Release is attached as Exhibit 99.2 to this report.  The attached Exhibit 99.2 is furnished pursuant to Item 7.01 of Form 8-K.

The information in Items 7.01 and 9.01 of this Form 8-K, and the Exhibit 99.2 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

99.1 -- Amended and Restated STRATTEC SECURITY CORPORATION Supplemental Executive Retirement Plan.

99.2 -- Press Release of STRATTEC SECURITY CORPORATION, issued October 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 10, 2013	STRATTEC SECURITY CORPORATION By: /s/ Patrick J. Hansen Patrick J. Hansen, Senior Vice President and Chief Financial Officer